Exhibit 10.6

PLANAR SYSTEMS, INC.

RESTRICTED STOCK AWARD AGREEMENT

TO: [Board Member Name]	Date of Grant: February 21, 2008

We are pleased to inform you that the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Planar Systems, Inc. (the “Company”) has approved an award of fourteen thousand three hundred and eighty (14,380) shares (the “Shares”) of the Company’s common stock. This award (the “Award”) is subject to the following terms and conditions.

VESTING. The Shares will vest on the first anniversary of this Agreement and will become deliverable to you on the first anniversary of this agreement. The Shares subject to this Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered (either voluntarily or by operation of law) until the Shares are vested and delivered to you. After the Shares are vested and delivered to you, you shall become for all purposes the owner of the Shares subject to any further restrictions, including restrictions on sale, otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Committee may at any time, in its sole discretion, accelerate the date of vesting and delivery of all or a portion of the Shares subject to this Award.

VOTING RIGHTS. You will be entitled to vote the Shares before the Shares have vested and been delivered to you to the same extent as would have been applicable had the Shares been delivered to you; provided, however, that you will not be entitled to vote the Shares with respect to record dates for such voting rights arising prior to the Date of Grant, or with respect to record dates occurring on or after your Date of Termination (as defined below).

DEPOSIT OF SHARES. Shares shall be issued you as soon as practicable after the Date of Grant via Book Entry made by The Company’s designated stock transfer agent. The stock transfer agent will hold Shares in Book Entry form until the possibility of forfeiture has lapsed. Certificates for Shares shall then be issued in your name and delivered to the registered owner as soon as practicable. If forfeiture occurs, the Book Entry covering the forfeited shares shall be promptly canceled by the Company via written instruction to the transfer agent without additional authorization from you. Subject to the limitations described herein, while the transfer agent holds the shares in Book Entry form, you may exercise voting and other shareholder rights.

TERMINATION. If your service as a member of the Board of Directors of the Company ceases for any reason, including death or disability (the “Date of Termination”), then this Award shall immediately expire and no additional Shares shall be vested or delivered to you pursuant to this Award and you shall forfeit all Shares that are not vested as of the Date of Termination. Your Date of Termination for purposes of this Agreement shall be determined by the Committee, which determination shall be final.

1 – RESTRICTED STOCK AWARD AGREEMENT

TRANSFER RESTRICTIONS APPLICABLE TO SHARES. Shares will not be sold, transferred, assigned, encumbered or otherwise disposed of until the earlier to occur of (1) February 21, 2011 or (2) your Date of Termination.

TRANSFERABILITY OF AWARD. This Award and the rights and privileges conferred hereby may not be sold, transferred, assigned, pledged, encumbered or hypothecated in any manner (whether by operation of law or otherwise) and any such attempted action shall be null and void. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns. Notwithstanding the foregoing, to the extent permitted by applicable law and regulation, the Company, in its sole discretion, may permit you to transfer this Award and the rights and privileges conferred hereby.

CONTINUATION OF RELATIONSHIP. Nothing in this Award will confer upon you any right to continue in the service of the Company, or to interfere in any way with the right of the Company to terminate your relationship with the Company.

DIVIDENDS. The Company shall retain cash or stock dividends declared on the Shares, if any, prior to vesting for your account. Cash dividends paid with respect to Shares will be paid to you in a lump sum upon the vesting of such Shares, subject to any applicable tax withholding requirements. Stock received upon payment of stock dividends shall be issued via Book Entry made by the Company’s designated stock transfer agent, and will be held in Book Entry form until the possibility of forfeiture with respect to the relevant Shares has lapsed. You shall have no right to receive retained cash or stock dividends with respect to Shares that do not vest or are otherwise forfeited.

SECURITIES LAW COMPLIANCE. Notwithstanding any other provision of this Award, you may not sell any Shares unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, The Company has determined that such sale would be exempt from the registration requirements of the Securities Act. The sale of the Shares must also comply with other applicable laws and regulations governing the Shares, and you may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

STOP TRANSFER INSTRUCTIONS. You understand and agree that, in order to ensure compliance with the restrictions referred to in this Award, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of the terms of this Award or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of the terms of this Award.

SECTION 83(b) ELECTION FOR SHARES. You understand that under Section 83(a) of the Internal Revenue Code (the “Code”), the excess of the Fair Market Value of the Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and

2 – RESTRICTED STOCK AWARD AGREEMENT

withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any unvested Shares upon termination of your relationship with the Company. You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Shares are acquired, rather than when and as the Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Date of Grant of the Award of Shares as set forth above.

You understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Shares are subsequently forfeited to the Company and (b) the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized if the value of the Shares subsequently declines.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A. YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Award falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the purchase of the Shares under this Award and does not purport to be complete.

YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH YOU MAY RESIDE.

You agree that to deliver to the Company a copy of the 83(b) Election attached hereto as Exhibit A if you choose to make such an election.

INDEPENDENT TAX ADVICE. You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing this Award, you have either has consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of your specific situation or has had the opportunity to consult with such a tax advisor but chose not to do so.

DETERMINATION OF COMMITTEE TO BE FINAL. The administration of this Award and all determinations referred to herein or otherwise will be made by the Committee, and such determinations will be final, binding and conclusive. You acknowledge that the Committee has determined you may not have Shares withheld from issuance as a means of satisfying any tax obligation you may have in connection with this Award.

3 – RESTRICTED STOCK AWARD AGREEMENT

ADJUSTMENTS UPON CHANGES IN CAPITAL. The aggregate number of Shares covered by this Award will be proportionally adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split-up or consolidation of Shares or any like capital adjustments, or the payment of any stock dividend.

Please execute the Agreement in the space below and return it to the undersigned.

Very truly yours,

PLANAR SYSTEMS, INC.

By:
Gerald Perkel
President and Chief Executive Officer

AGREED AND ACCEPTED:

Date:

4 – RESTRICTED STOCK AWARD AGREEMENT

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares of the common stock of Planar Systems, Inc., an Oregon corporation (the “Company”).

3.	The date on which the property was transferred is: .

4.	The property is subject to the following restrictions:

The property is subject to a right pursuant to which taxpayer forfeits the rights in and to the shares of common stock if for any reason taxpayer’s service with the Company is terminated prior to three years from the date on which the property was transferred. The forfeiture right lapses in a series of equal annual installments over a three-year period ending on                     .

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: .

6.	The amount (if any) paid for such property is: $0

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

5 – RESTRICTED STOCK AWARD AGREEMENT

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
[Board Member Name]

6 – RESTRICTED STOCK AWARD AGREEMENT